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                                                                   EXHIBIT 23.01


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Our audits included the financial statement schedule of Rational Software Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration
Statements (Form S-8 No. 33-77382, No. 33-85906, No. 33-97044, No. 333-15015,
No. 333-15007, No. 333-21563, No. 333-22687 and No. 333-25815) pertaining to the Rational 1983 Incentive Stock Option Plan, Verdix Corporation 1983
Incentive Stock Option Plan, Verdix Corporation 1986 Stock Option Plan,
Rational 1993 Stock Option Plan, the Rational Software Corporation 1994 Stock Option Plan, Rational Software 1994 Employee Stock Purchase Plan, Requisite, Inc. 1994 Stock Option Plan, SQA 1995 Stock Plan, SQA 1995 Employee Stock Purchase Plan, SQA 1995 Non-Employee Director Stock Option Plan, SQA 1990 Incentive and Nonqualified Stock Option Plan, Rational Software Corporation 1997 Stock Plan and Performance Awareness Corporation 1997 Stock Plan, of our report dated April 22, 1997 with respect to the consolidated financial statements included herein, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Rational Software Corporation.


                                                        /s/ Ernst & Young LLP

San Jose, California
June 20, 1997